Exhibit 99.2

Post-Effective Date Organizational Chart

(1)	As of the Effective Date, Trump Entertainment Resorts, Inc. owned directly 100% of the general partnership interests in Trump Entertainment Resorts Holdings, LP and beneficially owned, directly and through its wholly owned subsidiary, TCI 2 Holdings, LLC, an approximately 76.5% profits interest in Trump Entertainment Resorts Holdings, LP under the limited partnership agreement of Trump Entertainment Resorts Holdings, LP.

(2)	As of the Effective Date, Donald J. Trump beneficially owned, directly and through Trump Casinos, Inc., Mr. Trump’s controlled affiliate, an approximately 23.5% profits interest in Trump Entertainment Resorts Holdings, LP under the limited partnership agreement of Trump Entertainment Resorts Holdings, LP.